Exhibit 10.2

EXECUTION VERSION

PURCHASE AGREEMENT

July 27, 2022

Invus US Partners LLC

750 Lexington Avenue (30th Floor)

New York, New York 10022

Attention: Philip J. Bafundo

Lexicon Pharmaceuticals, Inc.

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

Attn: President and Chief Executive Officer

Ladies and Gentlemen:

Reference is made to (a) that certain Underwriting Agreement being entered into by Lexicon Pharmaceuticals, Inc. (the “Company”) with the representatives of the underwriters named in Schedule II thereto (the “Underwriters”) concurrently with this Agreement (the “Underwriting Agreement”) providing for the issuance by the Company to the Underwriters (the “Public Offering”) of 16,843,600 shares (the “Firm Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), plus up to 2,526,540 additional shares of Common Stock (the “Option Shares”) that may be issued pursuant to the Underwriters’ option to purchase additional shares of Common Stock provided for in Section 2(b) of the Underwriting Agreement (the “Option”), for sale in a public offering at a price to the public of $2.50 per share (the “Purchase Price”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement.

In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Invus US Partners LLC (the “Investor”) shall purchase, subject to the terms and conditions herein, (i) 982,600 shares of Common Stock (the “Firm Investor Shares”) and (ii) in the event that the Underwriters exercise the Option, up to 147,390 shares of Common Stock (the “Option Investor Shares”).

I.	The Firm Investor Shares

Subject to the satisfaction or waiver of the conditions described in Section V, the Investor hereby agrees to purchase the Firm Investor Shares from the Company at the Purchase Price. The total purchase price for the Firm Investor Shares shall be equal to $2,456,500.

The closing of the sale of the Firm Investor Shares shall take place concurrently with the closing of the sale of the Firm Shares under the Underwriting Agreement (the “Firm Closing Date”), (i) with payment for the Firm Investor Shares to be made to the Company by wire transfer of immediately available funds on the Firm Closing Date and (ii) with delivery of the Firm Investor Shares registered, as applicable, in the name of the Investor or its designees and otherwise free and clear of all liens, with any transfer or stamp taxes duly paid by the Company.

II.	The Option Investor Shares

In the event that the Underwriters exercise the Option, the Investor shall have the option to purchase, at the Purchase Price, a number of Option Investor Shares from the Company, determined by multiplying 147,390 by a fraction, the numerator of which shall be the number of Option Shares as to which the Underwriters exercise the Option and the denominator of which shall be the maximum number of Option Shares subject to the Option, rounded down to the nearest whole number.

The closing of the sale of the Option Investor Shares purchased pursuant to this Section II shall take place concurrently with the closing of the sale of the Option Shares, as to which the Underwriters exercise the Option (the “Option Closing Date”), (i) with payment for the Option Investor Shares to be made to the Company by wire transfer of immediately available funds on the Option Closing Date and (ii) with delivery of the Option Investor Shares registered, as applicable, in the name of the Investor or its designees and otherwise free and clear of all liens, with any transfer or stamp taxes duly paid by the Company.

III.	Representations, Warranties and Covenants

The Company hereby represents and warrants to and agrees with the Investor to all the same representations and warranties contained in Section 1 and the covenants contained in Section 5 of the Underwriting Agreement mutatis mutandis to the same extent as if such representations and warranties and covenants were set forth herein for the benefit of the Investor instead of the underwriters party to the Underwriting Agreement (except that references to the Underwriting Agreement therein shall be references to this Agreement and references to the Underwritten Securities and Option Securities thereunder shall be references to the Firm Investor Shares and Option Investor Shares, respectively).

The Investor hereby represents and warrants to the Company that it (i) is acquiring the securities to be purchased pursuant to this Agreement (the “Purchased Securities”) for its own account solely for the purpose of investment and not with a view to, or for resale in connection with, any distribution of such Purchased Securities or any interest therein and (ii) has been provided an opportunity to ask questions of and receive answers from representatives of the Company concerning the terms and conditions of this Agreement and the purchase of the Purchased Securities contemplated hereby.

IV.	Additional Covenants of the Company

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the reasonable fees and expenses of Simpson Thacher & Bartlett LLP, counsel to the Investor, relating to the Public Offering and the transactions contemplated by this Agreement within 15 days of the submission of any invoice with respect thereto.

V.	Conditions to the Investor’s Obligations to Purchase the Purchased Securities

The obligations of the Investor hereunder to purchase the Firm Investor Shares and the Option Investor Shares, as the case may be, from the Company, and of the Company to sell the Firm Investor Shares and the Option Investor Shares, as the case may be, to the Investor, will be subject to the satisfaction or waiver of the following conditions on or prior to the Firm Closing Date and the Option Closing Date, as the case may be:

(a) The satisfaction by the Company of the conditions set forth in Section 6 of the Underwriting Agreement (other than clause (l) thereunder);

(b) The substantially concurrent closing of the sale of the Firm Shares and the Option Shares, as the case may be, on the terms set forth in the Underwriting Agreement;

(c) The delivery to the Investor of opinions of counsel to the Company by the same counsel as set forth in Sections 6(b), (c) and (d) of the Underwriting Agreement in the form and substance acceptable to the Investor; and

(d) The delivery to the Investor of the officer’s certificate contemplated by Section 6(f) of the Underwriting Agreement.

These conditions are for the Investor’s sole benefit and may be waived by the Investor in its sole discretion.

VI.	Termination

This Agreement shall automatically terminate upon any termination of the Underwriting Agreement.

VII.	Miscellaneous

(a) The Company hereby agrees to indemnify and hold harmless the Investor and each of its respective affiliates, directors, officers, agents and employees and each person, if any, who controls the Investor within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnitees”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or relating to any of the transactions contemplated by this Agreement. For the avoidance of doubt and notwithstanding the foregoing, the Company shall not be obligated to indemnify and hold harmless the Indemnitees from and against any losses resulting from a decrease in the trading price of their Common Stock.

(b) The provisions of Sections 13, 14, 17, 18 and 19 of the Underwriting Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

(c) This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties hereto.

(d) This Agreement may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(e) All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by fax, by electronic transmission, by a recognized overnight courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this clause (e)):

if to the Investor:

The Invus Group, L.L.C.

750 Lexington Avenue (30th Floor)

New York, New York 10022

Attention: David van Zandt

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Kenneth Wallach, Esq.

Hui Lin, Esq.

if to the Company:

Lexicon Pharmaceuticals, Inc.

2445 Technology Forest Blvd., 11th Floor

The Woodlands, Texas 77381

Attention: President and Chief Executive Officer

with a copy to:

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002-6760

Attention: David Palmer Oelman, Esq.

[Signature Page Follows]

Sincerely,

INVUS US PARTNERS LLC

By:	/s/ Philip Bafundo

Name:	Philip Bafundo
Title:	Authorized Person

Accepted and agreed to:

LEXICON PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Jeffrey L. Wade
Name: Jeffrey L. Wade
Title: President and Chief Financial Officer

Signature Page to Purchase Agreement